                                                                 EXECUTION COPY


                        THIRD SECURITY CONFIRMATION,
               AMENDMENT AND SUPPLEMENTAL DEBENTURE AGREEMENT

          This Third Security Confirmation, Amendment and Supplemental Debenture Agreement (the "AGREEMENT") is made as of August 19, 1997 among Canadian Forest Oil Ltd. ("CANADIAN FOREST"), Producers Marketing Ltd. ("PROMARK"), 3189503 Canada Ltd. ("HOLDCO"), 611852 Saskatchewan Ltd. ("FUNDCO"), Forest Oil Corporation ("FOREST OIL"), and The Chase Manhattan Bank of Canada ("CHASE" or the "AGENT") in its capacity as Administrative Agent for the Lenders (the "LENDERS") now or hereafter party to the Second Amended and Restated Fundco Credit Agreement (as defined below).

          WHEREAS:

1. The parties hereto (or certain of them, as applicable) are parties to various notes, guarantees and security documents given to assure and secure payment and performance of obligations under the following credit agreements:

     (a) Credit Agreement dated as of February 8, 1996 between Fundco and Chase (the "ORIGINAL FUNDCO CREDIT AGREEMENT");

     (b) Credit Agreement dated as of February 8, 1996 between Canadian Forest, the Subsidiary Borrowers (as defined therein), and Fundco (the "ORIGINAL CANADIAN FOREST CREDIT AGREEMENT"); and

     (c) Letter of Credit and Reimbursement Agreement dated as of February 8, 1996 between ProMark and Fundco (the "PRODUCERS MARKETING AGREEMENT").

2. The parties subsequently agreed to certain changes to the above facilities, including the addition of new lenders to the Original Fundco Credit Agreement, the inclusion of ProMark as a direct Borrower under the Original Canadian Forest Credit Agreement, and the termination of the Producers Marketing Agreement, and agreed to effect such changes by entering into:

     (a) the Amended and Restated Credit Agreement dated July 17, 1996 among Fundco, as borrower, and Chase, Bank of Montreal and Royal Bank of Canada, as lenders, and Chase as Administrative AGent for the Lenders; and

     (b) the Amended and Restated Credit Agreement dated July 17, 1996 among Canadian Forest, ProMark and other Subsidiary Borrowers (as defined therein), as borrowers, and Fundco, as Lender.

In that regard, the parties entered into a Security Confirmation and Amendment Agreement dated July 17, 1996 (the "FIRST CONFIRMATION") to effect certain confirmations and amendments in respect of the Loan Documents, and to terminate certain Loan Documents.



                           THIRD CONFIRMATION ETC.

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                                     -2-

3. In order to reflect, firstly, certain corporate changes affecting Canadian Forest (namely, the amalgamation of 3189490 Canada Ltd. and Atcor Resources Ltd. to form 721940 Alberta Ltd. as the continuing corporation resulting therefrom, and the amalgamation of 721940 Alberta Ltd. and Canadian Forest to form Canadian Forest as the continuing corporation resulting therefrom), and secondly, certain asset sales from Canadian Forest to Forest Oil and the continued secured position of Fundco with respect to such assets, the parties hereto (or certain of them) subsequently agreed to effect certain additional amendments by entering into:

     (a) the Second Amended and Restated Credit Agreement dated as of April 1, 1997 among Fundco, as borrower, and Chase, Bank of Montreal and Royal Bank of Canada, as Lenders, and Chase as Administrative Agent for the Lenders (as amended, restated or otherwise modified from time to time, including by the amendments effected by Fundco Amendment No. 1 (as hereinafter defined), the "SECOND AMENDED AND RESTATED FUNDCO CREDIT AGREEMENT"); and

     (b)  the Second Amended and Restated Credit Agreement dated as of April
          1, 1997 among Canadian Forest, ProMark and other Subsidiary Borrowers as borrowers, and Fundco, as lender (as amended, restated or otherwise modified from to time, including by the amendments effected by Canadian Forest Amendment No. 1 (as hereinafter defined), the "SECOND AMENDED AND RESTATED CANADIAN FOREST CREDIT AGREEMENT").

In that regard, the parties entered into a Second Security Confirmation and Amendment Agreement dated as of April 1, 1997 (the "SECOND CONFIRMATION", the First Confirmation and the Second Confirmation being collectively referred to herein as the "CONFIRMATIONS") to effect certain confirmations and amendments in respect of the Loan Documents, and to terminate certain Loan Documents.


4. In order to reflect the establishment of a global U.S. and Canadian borrowing structure for Forest Oil and its Subsidiaries, to increase the amounts available to Fundco under the second Amended and Restated Fundco Credit Agreement and to Canadian Forest, ProMark and other Subsidiary Borrowers under the Second Amended and Restated Canadian Forest Credit Agreement, and to add Credit Lyonnais Canada as a new lender to the Second Amended and Restated Fundco Credit Agreement, the parties hereto have agreed to effect certain additional amendments by entering into:

     (a) an amendment dated as of August 19, 1997 among Fundco, as borrower, and Chase, Bank of Montreal, Royal Bank of Canada and Credit Lyonnais Canada as Lenders, and Chase as Administrative Agent for the Lenders ("FUNDCO AMENDMENT NO.1"); and

     (b) an amendment dated as of August 19, 1997 among Canadian Forest, ProMark and other Subsidiary Borrowers, as borrowers, and Fundco, as lender ("CANADIAN FOREST AMENDMENT NO. 1").

                           THIRD CONFIRMATION ETC.


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                                     -3-

5. The parties desire to confirm that in connection with the amendments and restatements referred to in Recital 4 above, certain guarantees and security given in connection with the original agreements referred to in Recital 1 above continue in effect with certain amendments as herein and in the Confirmations set out, while certain other instruments are terminated as herein set out.

          NOW THEREFORE, in consideration of Chase and the Lenders agreeing to the amendment of the Second Amended and Restated Fundco Credit Agreement in the manner provided in Fundco Amendment No. 1 and the amendment of the Second Amended and Restated Canadian Forest Credit Agreement in the manner provided in Canadian Forest Amendment No. 1 and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by Canadian Forest, ProMark, Holdco, Fundco and Forest Oil, the parties agree as follows:

1.        DEFINITIONS

          Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Second Amended and Restated Fundco Credit Agreement as amended by Fundco Amendment No. 1.

2.        EXISTING FUNDCO NOTES

          The existing Notes dated July 17, 1996 and issued by Fundco pursuant to Section 2.09(a) of the Amended and Restated Credit Agreement referred to in Recital 2(a) of this Agreement are hereby cancelled concurrently with the issuance of new Notes in favour of each of the Lenders that are party to the Second Amended and Restated Fundco Credit Agreement as amended by Fundco Amendment No. 1 to reflect the amendment to Section 2.09(a) of the Second Amended and Restated Fundco Credit Agreement effected by
Section 2.09 of Fundco Amendment No. 1.

          The Swingline Note dated July 17, 1996 and issued by Fundco pursuant to Section 2.09(b) of the Amended and Restated Credit Agreement referred to in Recital 2(a) of this Agreement shall continue in full force and effect, with each reference to "Amended and Restated Credit Agreement" therein being deemed to refer to and include the Second Amended and Restated Fundco Credit Agreement as amended by Fundco Amendment No. 1.

3.        FUNDCO ASSIGNMENT OF SECURITY (RE: CANADIAN FOREST)

          The Assignment of Security (Canadian Forest Credit Agreement) made February 8, 1996 by Fundco in favour of Chase, as amended by the Confirmations, is hereby confirmed as continuing security in favour of Chase for the timely payment of the principal, interest (including interest on amounts in default) and all other indebtedness and liabilities, present or future, direct or indirect, now or hereafter owing by Fundco under the Second Amended and Restated Fundco Credit Agreement, as amended by Fundco Amendment No. 1, and for the due performance by Fundco of all of its covenants and obligations under that Second Amended and Restated Fundco Credit Agreement as amended by Fundco Amendment No. 1, with each reference to "Credit Agreement" therin being deemed to refer to and include the Second Amended and Restated



                           THIRD CONFIRMATION ETC.


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                                      -4-


Fundco Credit Agreement as amended by Fundco Amendment No. 1, and each reference to "Canadian Forest Credit Agreement" shall be deemed to refer to and include the Second Amended and Restated Canadian Forest Credit Agreement as amended by Canadian Forest Amendment No. 1.

4.         FUNDCO ASSIGNMENT OF PAYMENTS (RE: CANADIAN FOREST)

           The Assignment of Payments (Canadian Forest Credit Agreement) dated effective February 8, 1996 and executed by Fundco in favour of Chase, as amended by the Confirmations, is hereby confirmed as continuing security in favour of Chase for the timely payment of the principal, interest (including interest on amounts in default) and all other indebtedness and liabilities, present or future, direct or indirect, now or hereafter owing by Fundco under the second Amended and Restated Fundco Credit Agreement, as amended by Fundco Amendment No. 1, and for the due performance by Fundco of all of its covenants and obligations under that Second Amended and Restated Fundco Credit Agreement as amended by Fundco Amendment No. 1, with each reference to "Credit Agreement" therein being deemed to refer to and include the Second Amended and Restated Fundco Credit Agreement as amended by Fundco Amendment No. 1, and each reference to "Canadian Forest Credit Agreement" being deemed to refer to and include the Second Amended and Restated Canadian Forest Credit Agreement as amended by Canadian Forest Amendment No. 1.

5.         CANADIAN FOREST/ATCOR RESOURCES AGREEMENT (RE: CANADIAN FOREST)

           The Consent and Agreement (Canadian Forest Credit Agreement) made February 8, 1996 and executed by Canadian Forest and Atcor Resources Ltd. in favour of Chase, as amended by the Confirmations, is hereby confirmed as a continuing consent and agreement in favour of Chase for the timely payment of the principal, interest (including interest on amounts in default) and all other indebtedness and liabilities, present or future, direct or indirect, now or hereafter owing by Fundco under the Second Amended and Restated Fundco Credit Agreement, as amended by Fundco Amendment No. 1, and for the due performance by Fundco of all of its covenants and obligations under that Second Amended and Restated Fundco Credit Agreement as amended by Fundco Amendment No. 1, with each reference to "Credit Agreement" therein being deemed to refer to and include the Second Amended and Restated Fundco Credit Agreement as amended by Fundco Amendment No. 1, and each reference to "Canadian Forest Agreement" shall be deemed to refer to and include the Second Amended and Restated Canadian Forest Credit Agreement as amended by Canadian Forest Amendment No. 1.

6.         FUNDCO DEMAND DEBENTURE

           The Demand Debenture and Negative Pledge issued February 8, 1996 (the "FUNDCO DEBENTURE") by Fundco in favour of Chase, as amended by the Confirmations, is hereby confirmed as continuing security in favour of Chase for the timely payment of the principal, interest (including interest on amounts in default) and all other indebtedness and liabilities, present or future, direct or indirect, now or hereafter owing by Fundco under the

                             THIRD CONFIRMATION ETC.

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                                      -5-

Second Amended and Restated Fundco Credit Agreement, as amended by Fundco Amendment No. 1, and for the due performance by Fundco of all of its covenants and obligations under that Second Amended and Restated Fundco Credit Agreement as amended by Fundco Amendment No. 1, with the following deemed reference and amendment:

      (a) each reference to "Credit Agreement" in the Fundco Debenture shall be deemed to refer to and include the Second Amended and Restated Fundco Credit Agreement as amended by Fundco Amendment No. 1;

      (b) by deleting from the sixth and seventh lines of Section 1.1 "the principal amount of Eighty Million Canadian dollars ($80,000,000)" and replacing it with "the principal amount of One Hundred Sixty Five Million Canadian dollars (Cdn. $165,000,000)" with the intent and result that the Principal Amount owed by Fundco under and secured by the Fundco Debenture and Negative Pledge is hereby increased from Cdn. $80,000,000 to Cdn. $165,000,000;

and the Fundco Debenture is hereby supplemented and amended accordingly in accordance with this Section 6 and Section 6A below.

6A.        FUNDCO SUPPLEMENTAL CHARGES

           Fundco hereby continues the original grants, assignments, conveyances, transfers, mortgages, charges and security interests created by the Fundco Debenture and, in consideration of the premises herein contained, the amendments to the Fundco Debenture described in Fundco Amendment No. 1 including, but not limited to, the increase of the amount available under the Second Amended and Restated Fundco Credit Agreement, and of $10.00 paid by Chase to Fundco (the receipt and sufficiency of which is hereby acknowledged by Fundco), and for securing repayment to Chase and the Lenders of the increased principal amount of the Fundco Debenture referred to in Section 6(b) above, Fundco hereby grants, assigns, transfers, mortgages and charges as and by way of:

      (a) a first floating charge to and in favour of the Holder (as defined in the Fundco Debenture), in and to all of Fundco's Property that is described in Section 4.1(a) of the Fundco Debenture (subject to Section 7.1 of the Fundco Debenture); and

      (b) a first fixed and specific mortgage and charge to and in favour of the Holder (as defined in the Fundco Debenture), and the Holder hereby takes a continuing security interest, in all of Fundco's Property described in Sections 4.1(b), (c), and (d) of the Fundco Debenture (subject to Section 7.1 of the Fundco Debenture).

7.         FUNDCO DEPOSIT AGREEMENT

           The Deposit Agreement made February 8, 1996 by Fundco in favour of Chase, as amended by the Confirmations, is hereby confirmed as continuing security in favour of Chase for the timely payment of the principal, interest (including interest on amounts in default) and all other indebtedness and liabilities, present or future, direct or indirect, now or hereafter owing by Fundco under the Second Amended and Restated Fundco Credit Agreement, as amended by

                             THIRD CONFIRMATION ETC.

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                                      -6-

Fundco Amendment No. 1, and for the due performance by Fundco of all of its covenants and obligations under that Second Amended and Restated Fundco Credit Agreement as amended by Fundco Amendment No. 1, with each reference to "Credit Agreement" in that Deposit Agreement being deemed to refer to and include the Second Amended and Restated Fundco Credit Agreement as amended by Fundco Amendment No. 1.

8.         CHASE CONFIRMATION RE: INCREMENTAL INTEREST RATE

           The letter acknowledgement of Chase dated February 8, 1996 to Fundco, as amended by the Confirmations, is confirmed as a continuing acknowledgement in favour of Fundco, with each reference to "Credit Agreement" therein being deemed to refer to and include the Second Amended and Restated Fundco Credit Agreement as amended by Fundco Amendment No. 1.

9.         CANADIAN FOREST AND PROMARK NOTES

           The existing Note dated July 17, 1996 issued by Canadian Forest, and the existing Note dated July 17, 1996 issued by ProMark, in each case pursuant to Section 2.09(a) of the Amended and Restated Credit Agreement referred to in Recital 2(b) of this Agreement are hereby cancelled concurrently with the issuance of new Notes in favour of Fundco to reflect the amendment to Section 2.09(a) of the Second Amended and Restated Canadian Forest Credit Agreement effected by Section 2.08 of Canadian Forest Amendment No. 1.

           The existing Note dated July 17, 1996 issued by Canadian Forest, and the existing Note dated July 17, 1996 issued by ProMark, in each case pursuant to Section 2.09(b) of the Amended and Restated Credit Agreement referred to in Recital 2(b) of this Agreement, shall continue in full force and effect, with each reference to "Amended and Restated Credit Agreement" therein being deemed to refer to and include the Second Amended and Restated Canadian Forest Credit Agreement as amended by Canadian Forest Amendment
No. 1.

10.        CANADIAN FOREST AND PROMARK DEMAND DEBENTURES

           The Demand Debenture and Negative Pledge issued February 8, 1996 by Canadian Forest in favour of Fundco, as amended by the Confirmations (the "CANADIAN FOREST DEBENTURE"), and the Demand Debenture and Negative Pledge issued July 17, 1996 by ProMark in favour of Fundco, as amended by the Second Confirmation (the "PROMARK DEBENTURE") are hereby confirmed as continuing security in favour of Fundco for the timely payment of the principal, interest (including interest on amounts in default) and all other indebtedness and liabilities, present or future, direct or indirect, now or hereafter owing by the Borrowers under the Second Amended and Restated Canadian Forest Credit Agreement, as amended by Canadian Forest Amendment No. 1, and for the due performance by the Borrowers of all of their covenants and obligations under that Second Amended and Restated Canadian Forest Credit Agreement as amended by Canadian Forest Amendment No. 1 with the following deemed reference and amendment:

                             THIRD CONFIRMATION ETC.

     (a) each reference to "Canadian Forest Credit Agreement" therein shall be deemed to refer to and include the Second Amended and Restated Canadian Forest Credit Agreement as amended by Canadian Forest Amendment No.1;

     (b) by deleting from the fifth and sixth lines of Section 1.1 of each Debenture "the principal amount of Eighty Million Canadian dollars ($80,000,000)" and replacing it with "the principal amount of One Hundred Sixty Five Million Canadian dollars (Cdn.$165,000,000)" with the intent and result that the Principal Amount owed by each of Canadian Forest and ProMark under and secured by the Canadian Forest Debenture and Promark Debenture, respectively, is hereby increased from Cdn. $80,000,000 to Cdn. $165,000,000;

and each of the Canadian Forest Debenture and the ProMark Debenture are hereby supplemented and amended accordingly in accordance with this Section 10 and Section 10A and Section 10B below.

10A.     CANADIAN FOREST SUPPLEMENTAL CHARGES

         Canadian Forest hereby continues the grants, assignments, conveyances, transfers, mortgages, charges and security interests created by the Canadian Forest Debenture and, in consideration of the premises herein contained, the amendments to the Second Amended and Restated Canadian Forest Agreement described in Canadian Forest Amendment No. 1 including, but not limited to, the increase of the amount available under the Second Amended and Restated Canadian Forest Credit Agreement, and of $10.00 paid by Fundco to Canadian Forest (the receipt and sufficiency of which is hereby acknowledged by Fundco), and for securing repayment to Chase and the Lenders of the increased principal amount of the Canadian Forest Debenture referred to in
Section 10(b) above, Canadian Forest hereby grants, assigns, transfers, mortgages and charges as and by way of:

     (a) a first floating charge to and in favor of the Holder (as defined in the Canadian Forest Debenture), in and to all of Canadian Forest's Property that is described in Section 4.1(a) of the Canadian Forest Debenture (subject to Section 7.1 of the Canadian Forest Debenture); and

     (b) a first fixed and specific mortgage and charge to and in favour of the Holder (as defined in the Canadian Forest Debenture), and the Holder hereby takes a continuing security interest in, all of Canadian Forest's Property described in Sections 4.1(b), (c), and (d) of the Canadian Forest Debenture (subject to Section 7.1 of the Canadian Forest Debenture);

PROVIDED that the charges referred to in (a) and (b) above the Excluded Property (as defined in the Canadian Forest Debenture).






                                THIRD CONFIRMATION ETC.


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                                       -8-

10B.     PROMARK SUPPLEMENTAL CHARGES

         ProMark hereby continues the grants, assignments,conveyances, transfers, mortgages, charges and security interests created by the Promark Debenture and, in consideration of the premises herein contained the amendments to the Second Amended and Restated Canadian Forest Agreement described in Canadian Forest Amendment No. 1 including, but not limited to, the increase of the amount available under the Second Amended and Restated Canadian Forest Credit Agreement, and of $10.00 paid by Fundco to ProMark (the receipt and sufficiency of which is hereby acknowledged by ProMark), and for securing repayment to Chase and the Lenders of the increased principal amount of the ProMark Debenture referred to in Section 10(b) above, ProMark hereby grants, assigns, transfers, mortgages and charges as and by way of:

     (a) a first floating charge to and in favour of the Holder (as defined in the ProMark Debenture), in and to all of ProMark's Property that is described in Section 4.1(a) of the ProMark Debenture (subject to Section 7.1 of the ProMark Debenture); and

     (b) a first fixed and specific mortgage and charge to and in favour of the Holder (as defined in the ProMark Debenture), and the Holder hereby takes a continuing security interest in, all of ProMark's Property described in Section 4.1(b), (c), and (d) of the ProMark Debenture (subject of Section 7.1 of the ProMark Debenture);

PROVIDED that the charges referred to in (a) and (b) above exclude the Excluded Property (as defined in the ProMark Debenture).

11.       CANADIAN FOREST AND PROMARK DEPOSIT AGREEMENTS

          The Deposit Agreement made February 8, 1996 by Canadian Forest in favour of Fundco, as amended by the Confirmations, and the Deposit Agreement made July 17, 1996 by ProMark in favour of Fundco, as amended by the Second Confirmation, are hereby confirmed as continuing security in favour of Fundco for the timely payment of the principal, interest (including interest on amounts of default) and all other indebtedness and liabilities, present or future, direct or indirect, now or hereafter owing by the Borrowers under the Second Amended and Restated Canadian Forest Credit Agreement, as amended by Canadian Forest Amendment No. 1, and for the due performance by the Borrowers of all of their covenants and obligations under that Second Amended and Restated Canadian Forest Credit Agreement as amended by Canadian Forest Amendment No. 1, with each reference to "Credit Agreement" therein being deemed to refer to and include the Second Amended and Restated Canadian Forest Credit Agreement as amended by Canadian Forest Amendment No. 1.

12.       HOLDCO GUARANTEE AND PLEDGE AGREEMENT

          The Guarantee and Pledge Agreement dated as of April 1, 1997 by Holdco in favour of Fundco (the "HOLDCO GUARANTEE AND PLEDGE AGREEMENT"), is hereby confirmed as a continuing guarantee in favour of Fundco with that security and all payments thereunder being assigned to Chase pursuant to the Assignment of Security (Canadian Forest Credit Agreement) referred to in
Section 3 hereof and the Assignment of Payments (Canadian Forest Credit Agreement) referred to in Section 4 hereof, PROVIDED that the pledge of and grant of a security

                            THIRD CONFIRMATION ETC.


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                                      -9-

interest in the shares of Canadian Forest (the "PLEDGED STOCK") and other collateral (as defined therein) contained therein (the "ORIGINAL PLEDGE") is hereby terminated and wholly discharged and in that regard Section 3.10,
Article 4, Article 5, Article 7 and Section 8.13 of the Holdco Guarantee and Pledge Agreement are hereby deleted without affecting the ongoing validity of the Holdco Guarantee and Pledge Agreement as to all other parts thereof. Chase is hereby authorized to transfer possession of all of the Pledged Stock to The Chase Manhattan Bank, 66 shares of which are to be held by it as continuing collateral security for the obligations secured by the Pledge Agreement provided by Holdco to The Chase Manhattan Bank concurrently with the execution and effectiveness of this Agreement (the "U.S. PLEDGE AGREEMENT").

13.       HOLDCO POWERS OF ATTORNEY

          Each Power of Attorney dated April 1, 1997 given by Holdco in respect of the Pledged Stock in connection with the security interests granted by it to Fundco with regard to the Pledged Stock, is terminated concurrently with the granting of a Power of Attorney by Holdco in respect of the share certificate issued in respect of the Pledged Stock and delivered pursuant to The Chase Manhattan Bank pursuant to the U.S. Pledge Agreement.

14.       CANADIAN FOREST POWER OF ATTORNEY

          The Powers of Attorney dated February 8, 1996 given by Canadian Forest in respect of the share certificates of ProMark in connection with the security interest granted by Canadian Forest to Fundco shall continue in full force and effect.

15.       FOREST LIMITED RECOURSE SECURED GUARANTEE

          The Limited Recourse Secured Guarantee of Forest Oil dated as of April 1, 1997 (the "FOREST LIMITED RECOURSE SECURED GUARANTEE") is hereby confirmed as continuing security in favour of Fundco for the timely payment of the principal, interest (including interest on amounts in default) and all other indebtedness and liabilities, present or future, direct or indirect, now or hereafter owing by the Borrowers under the Second Amended and Restated Canadian Forest Credit Agreement, as amended by Canadian Forest Amendment No. 1, and for due performance by the Borrowers of all their covenants and obligations under that Second Amended and Restated Canadian Forest Credit Agreement as amended by Canadian Forest Amendment No. 1, with the following deemed reference and amendments:

      (a) each reference to "Credit Agreement" therein shall be deemed to refer to and include the Second Amended and Restated Canadian Forest
          Credit Agreement as amended by Canadian Forest Amendment No. 1;

      (b) the first paragraph of the recitals is hereby amended by deleting "Cdn. $80,000,000" and replacing it with "Cdn. $165,000,000";

      (c) the definition of "Debenture" is amended by replacing "Cdn. $80,000,000" with "Cdn. $165,000,000";

                             THIRD CONFIRMATION ETC.

     (d)  Section 4.03 is hereby deleted and replaced with the following:

               "4.03 RIGHTS NOT AFFECTED. Nothing in Section 4.02 shall be construed as: (i) limiting Saskco's rights to enforce the Loan Documents against any of the parties hereto other than the Guarantor; and
               (ii) limiting the rights of The Chase Manhattan Bank of Canada to enforce that certain Guarantee dated as of August 19, 1997 granted in its favour by Forest Oil Corporation."

16.  FOREST LIMITED RECOURSE DEMAND DEBENTURE

     The Limited Recourse Demand Debenture and Negative Pledge issued as of April 1, 1997 by Forest Oil in favour of Fundco (the "FOREST OIL DEBENTURE") is hereby confirmed as continuing security in favour of Fundco for the timely payment of the principal, interest (including interest on amounts in default) and all other indebtedness and liabilities, present or future, direct or indirect, now or hereafter owing by the Borrowers under the Second Amended and Restated Canadian Forest Credit Agreement, as amended by Canadian Forest Amendment No. 1, and for due performance by the Borrowers of all their covenants and obligations under the Second Amended and Restated Canadian Forest Credit Agreement as amended by Canadian Forest Amendment No. 1, with the following deemed reference and amendments;

     (a) each reference to "Credit Agreement" therein shall be deemed to refer to and include the Second Amended and Restated Canadian Forest Credit Agreement as amended by Canadian Forest Amendment No. 1;

     (b) by deleting from the fourth and fifth lines of Section 1.1 "the principal amount of Eighty Million Canadian dollars ($80,000,000)" and replacing it with "the principal amount of One Hundred Sixty Five Million Canadian dollars (Cdn. $165,000,000)" with the intent and result that the Principal Amount owed by Forest Oil under and secured by the Forest Oil Debenture is hereby increased from Cdn. $80,000,000 to Cdn. $165,000,000;

and the Forest Oil Debenture is hereby supplemented and amended accordingly in accordance with this Section 16 and Section 16A below.

16A. FOREST OIL SUPPLEMENTAL CHARGES

     Forest Oil hereby continues the grants, assignments, conveyances, transfers, mortgages, charges and security interests created by the Forest Oil Debenture and, in consideration of the premises herein contained and of $10.00 paid by Fundco to Forest Oil (the receipt and sufficiency of which is hereby acknowledged by Forest Oil), and for securing repayment to Chase and the Lenders of the increased principal amount of the Forest Debenture referred to in Section 16(b) above, Forest Oil hereby grants, assigns, transfers, mortgages and charges as and by way of:

                            THIRD CONFIRMATION ETC.

     (a) a first floating charge to and in favour of the Holder (as defined in the Forest Oil Debenture), in and to all of Forest Oil's Property that is described in Section 4.1(a) of the Forest Oil Debenture (subject to Section 7.1 of the Forest Oil Debenture); and

     (b) a first fixed and specific mortgage and charge to and in favour of the Holder (as defined in the Forest Oil Debenture), and the Holder hereby takes a continuing security interest in, all of Forest Oil's Property described in Section 4.1(b), (c), and (d) of the Forest Oil Debenture (subject to Section 7.1 of the Forest Oil Debenture).

17.  FOREST OIL DEPOSIT AGREEMENT

     The Deposit Agreement made as of April 1, 1997 by Forest Oil in favour of Fundco is hereby confirmed as continuing security in favour of Fundco for the timely payment of the principal, interest (including interest on amounts in default) and all other indebtedness and liabilities, present or future, direct or indirect, now or hereafter owing by the Borrowers under the Second Amended and Restated Canadian Forest Credit Agreement, as amended by Canadian Forest Amendment No. 1, and for the due performance by the Borrowers of all their covenants and obligations under that Second Amended and Restated Canadian Forest Credit Agreement as amended by Canadian Forest Amendment
No. 1, with the reference to "Cdn. $80,000,000" in the second paragraph of the recitals therein being hereby deleted and replaced by "Cdn. $165,000,000" and each reference to "Credit Agreement" therein being deemed to refer to the Second Amended and Restated Canadian Forest Credit Agreement as amended by Canadian Forest Amendment No. 1.

18.  PRINCIPLE AMOUNT

     Any reference made in the Security Documents (as they refer to any of the Debentures referred to in this Agreement) to "Eighty Million Canadian dollars", "Cdn. $80,000,000" and similar expressions of such amount in Canadian funds shall be deemed to be replaced by, respectively, a reference to "One hundred Sixty Five Million Canadian dollars", "Cdn. $165,000,000", or such similar expression of such amount in Canadian funds as the context may require.

19.  FOREST GUARANTEE AND MORTGAGE AMENDMENTS

     The parties acknowledge that, in connection with the transaction referred to in Recital 4 of this Agreement, Forest Oil is granting the following new security as security for the fulfillment of all debts and liabilities, present and future, direct and indirect, absolute and contingent, matured or not, at any time owing by Fundco under the Second Amended and Restated Fundco Credit Agreement as amended by Fundco Amendment No. 1:

     (a)  a Guarantee of Forest Oil dated as of August 19, 1997;


                            THIRD CONFIRMATION ETC.

     (b) the Deed of Trust, Mortgage, Security Agreement, Assignment of Production, Financing Statement (Personal Property Including Hydrocarbons) and Fixture Filing dated as of June 3, 1994 from Forest Oil to Secured Party and the Trustee (as defined therein) as supplemented and amended to the date hereof including pursuant to Amendment No. 3 dated as of August 19, 1997; and

     (c) the Deed of Trust, Mortgage, Security Agreement, Assignment of Production, Financing Statement (Personal Property Including Hydrocarbons) and Fixture Filing dated as of June 3, 1994 from Forest Oil to Secured Party and the Trustee (as defined therein) as supplemented and amended to the date hereof including pursuant to Amendment No. 4 dated as of August 19, 1997.

20.  GOVERNING LAW

     This Agreement shall be governed by and interpreted in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein and shall be treated as an Alberta contract. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the courts of the Province of Alberta, without prejudice to the rights of a party to take proceedings in any other jurisdictions.

21.  SEVERABILITY

     If one or more of the provisions of this Agreement is, or is adjudged to be, invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby, and such invalid, illegal or unenforceable provision shall, to the extent permitted at law, be severable.

22.  SECURITY IN ADDITION

     The rights hereby constituted are in addition to and not in substitution for any other security, or for any other agreement between the parties whether or not creating any security interest in all or part of the Property of any party hereto whether heretofore or hereafter made, and such security and such agreement shall be deemed to be continued and not affected hereby unless expressly provided to the contrary herein. The taking of any action or proceedings or refraining from so doing, or any other dealing with any other security or any part thereof shall not release or affect this Agreement and neither the taking of any proceedings hereunder or under the documents continued hereunder for the realization of any security shall release or affect any other security held by Chase.

23.  CONTINUING SECURITY

     Without limiting the generality of the foregoing, Forest Oil, Holdco, Canadian Forest, ProMark and Fundco acknowledge and agree with the Agent that the Security Documents (as defined in the Second Amended and Restated Fundco Credit Agreement as amended by Fundco Amendment No. 1), and including the security provided by Forest Oil that is referred to in Section 19 above, except as expressly changed, altered, amended, modified or supplemented by the Confirmations and by this Agreement, are and shall remain in full force and effect as

                            THIRD CONFIRMATION ETC.

amended as provided in the Confirmations and in this Agreement, and shall continue to constitute collateral security for the fulfillment of all debts and liabilities, present and future, direct and indirect, absolute and contingent, matured or not, at any time owing by Fundco under the Second Amended and Restated Fundco Credit Agreement as amended by the Fundco
Amendment No. 1, howsoever arising. Each of the Fundco Debenture, the
Canadian Forest Debenture, the ProMark Debenture and the Forest Oil Debenture (collectively, the "DEBENTURES") shall henceforth be read in conjunction with the Confirmations and this Agreement (the applicable provisions of those Confirmations and this Agreement constituting supplemental debentures to those Debentures, respectively) and the Debentures, the Confirmations and this Agreement shall henceforth have effect so far as is practicable as if all of the provisions of the Debentures as originally executed, and as amended by the First Confirmation, the Second Confirmation and this Agreement were contained in a single instrument in respect of each of those Debentures.

24.  WAIVERS AND CONSENTS

     No waiver of any provision hereof, or consent to any action or inaction shall be effective unless the same is in writing and signed by the party granting the same. Such waivers and consents shall not extend to any matters other than those in respect of which the same were given, and the same may be subject to such conditions as the party giving the same may stipulate.


25.  FURTHER ASSURANCES

     Each of Forest Oil, Holdco, Canadian Forest, ProMark and Fundco shall from time to time, whether before or after the occurrence of any default in the performance of any obligation to Chase under the Second Amended and Restated Fundco Credit Agreement or the Second Amended and Restated Canadian Forest Credit Agreement, do all such acts and things and execute and deliver all such deeds, transfers, assignments and instruments as Chase may require to give effect to the intent of this Agreement.

                           THIRD CONFIRMATION ETC.

     COUNTERPARTS

     This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

     IN WITNESS WHEREOF the parties have executed this Agreement.



                                       3189503 CANADA LTD.

                                       By:  /s/ Kenneth B. Potter
                                          --------------------------
                                          Kenneth B. Potter
                                          Secretary


                                       CANADIAN FOREST OIL LTD.

                                       By:  /s/ Ronald E. Pratt
                                          ------------------------
                                          Ronald E. Pratt
                                          Vice President, Finance


                                       PRODUCERS MARKETING LTD.

                                       By:  /s/ Ronald E. Pratt
                                          ------------------------
                                          Ronald E. Pratt
                                          Secretary


                                       FOREST OIL CORPORATION

                                       By:  /s/ Kenton M. Scroggs
                                          ------------------------
                                          Kenton M. Scroggs
                                          Vice President and Treasurer


                                       611852 SASKATCHEWAN LTD.

                                       By:  /s/ Kenneth B. Potter
                                          ------------------------
                                          Kenneth B. Potter
                                          Secretary


                                       THE CHASE MANHATTAN BANK OF
                                       CANADA, AS ADMINISTRATIVE AGENT

                                       By: /s/ Christine Chan /s/ Arun K. Bery
                                          -------------------------------------
                                          Christine Chan       Arun K. Bery
                                          Vice President      Vice President





                            THIRD CONFIRMATION ETC.